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                                                                  Exhibit 23.6





                          CONSENT OF INDEPENDENT ACCOUNTANTS





We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 of FiberMark, Inc. of our report dated November 28, 1995, except as to Note 14, which is as of August 28, 1996, relating to the consolidated financial statements of Arcon Holdings Corp. and Subsidiary appearing in FiberMark, Inc.'s (formerly Specialty Paperboard, Inc.) Registration Statement on Form S-4 (No. 333-17471), dated February 11, 1997.



/s/ PRICE WATERHOUSE LLP
    ------------------------
    PRICE WATERHOUSE LLP
    Melville, New York
    December 10, 1997